                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported)   January 8, 1999
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                           SIERRA PACIFIC RESOURCES
                           ------------------------
            (Exact name of registrant as specified in its charter)




            NEVADA                       1-8788                 88-0198358
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(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)        File Number)          Identification No.)




P.O. Box 30150 (6100 Neil Road), Reno, Nevada                     89511
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   (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:  (702) 834-4011
                                                     --------------



                                     None
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  (Former name, former address and former fiscal year, if changed since last report)

Item 5.  Other Events
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     Press Release Dated December 31, 1998

The proposed merger of Nevada's two largest utilities, Nevada Power Company (NYSE:NVP) and Sierra Pacific Resources (NYSE:SRP), received unanimous approval today, subject to conditions, from the Public Utilities Commission of Nevada
(PUCN). Both companies expressed willingness to work with the PUCN to address the conditions that will enable the merger to be completed in the near future.

"We are pleased with today's decision by the PUCN to approve the merger between Nevada Power Company and Sierra Pacific Resources. We want to thank the Commissioners, the Utilities Consumer Advocate, and the PUCN Staff for their efforts to ensure that the final outcome of the merger is a combined company that provides true benefits to all Nevadans," said Sierra Pacific Chairman, President and CEO Malyn K. Malquist.

Malquist said, "While this approval does include a number of important conditions which we need to further evaluate, we feel the general substance of the decision recognizes the positive value of the merger for the entire State of Nevada."

"It appears the decision is consistent with our original intent to merge our two companies in order to increase efficiencies, provide price stability and jump start competition," said Nevada Power President and COO Michael R. Niggli. "We now need to review the decision in detail to make sure the merger remains a win-win situation for our customers, investors, employees and all the communities we serve."

Malquist and Niggli said before the merger can move forward, management and the boards of directors at both companies need to carefully review today's PUCN decision to determine its impact on the companies and their customers. Both boards are scheduled to meet in January, at which time they will determine whether they need to ask for clarification on any of the conditions outlined in the PUCN's decision.

If the utility boards accept the PUCN decision and conditions, merger activities will proceed to the next stage, which includes addressing compliance items in the PUCN's decision, and obtaining approvals from the Federal Energy Regulatory Commission (FERC) and the Securities and Exchange Commission. The entire process is expected to be completed by mid-1999.

Once merged, the combined entity will be named Sierra Pacific Resources and serve a total of more than 800,000 electric, 100,000 gas and 65,000 water customers living in southern and northern Nevada, and in the Lake Tahoe area of California. Combining Nevada Power, the fastest growing utility in the country, with Sierra Pacific creates a company with annual customer and kilowatt-hour sales growth of 5% and 7% respectively, the highest in the industry.Based on 1997 results, total annual revenues for the combined company would be approximately $1.5 billion, with annual earnings of approximately $160 million, and assets of $4.3 billion.

                                   Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             Sierra Pacific Resources

Date:  January 8, 1999                  By:    /s/ Mark A. Ruelle
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                                                   Mark A. Ruelle
                                                Senior Vice President
                                        Chief Financial Officer and Treasurer